Exhibit 99.1

AYRO Announces Second Quarter 2023 Financial Results and Provides Corporate Update

ROUND ROCK, TX (August 14, 2023) – AYRO, Inc. (NASDAQ: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro-mobility, and last-mile delivery, announces financial results for the second quarter ended June 30, 2023.

Recent Financial Highlights:

●	Net loss of $6.0 million in the second quarter of 2023 compared to net loss of $6.0 million in the prior year period
●	Approximately $52.0 million in cash to date, including the proceeds of a $22 million financing consummated in early August 2023

“We made significant progress during the second quarter that we believe brings us ever closer to the commercial launch of the AYRO Vanish, our new low-speed electric vehicle, or LSEV,” commented AYRO CEO Tom Wittenschlaeger. “We recently completed all of our homologation safety and testing requirements and expect to receive certifications shortly. With these certifications in hand and given the thorough track testing and tuning of nearly every component of the Vanish, we are targeting the start of low-rate initial production, or LRIP, this fall. We have confidence in the Vanish’s performance, safety, and quality and have taken great measures to ensure the Vanish is designed and manufactured to incredibly high engineering standards that are befitting a vehicle that has won prominent awards from Red Dot and Frost & Sullivan prior to even beginning commercial production.

“In addition to the 12 prototype units we have already produced, some of which were used in homologation testing and dealer presales, units produced in the forthcoming LRIP phase will be placed with vehicle upfitters, distributors, strategic partners, and key end-customers that we believe will offer the most sales leverage entering 2024. Following LRIP, we anticipate moving to full-scale production with a target of producing 2,000 vehicles per year from a single shift operation.

“Revenue in the second quarter was minimal, as expected, given the sunsetting of our first generation LSEV, the Club Car Current. Predictably, nearly all our internal efforts have been advancing the development of the Vanish to the production phase.

“Concurrently, we have begun increasing our inventory of components from our supply chain in preparation for LRIP and, eventually, full-scale production. To further support the manufacturing efforts, inventory build, and initial launch efforts, we recently completed a $22 million financing that strengthens our balance sheet substantially. We believe having this additional capital, along with our $33 million in cash and marketable securities on hand at June 30, will allow us to meet anticipated demand for the Vanish and proceed with the development of our Valet and Vapor models.

“As always, we thank our stockholders for their continued support and our employees for their commitment and dedication,” concluded Mr. Wittenschlaeger.

Second Quarter 2023 Earnings Conference Call

AYRO management will host a conference call at 8:30 a.m. ET on Tuesday, August 15, 2023 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=VRoZ5XQC or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until November 15, 2023 and can be accessed through the above links. A telephonic replay will be available until August 29, 2023 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 1804289.

About AYRO

AYRO designs and produces zero emission vehicles and systems that redefine the very nature of sustainability. Our goal is to craft solutions in a way that leaves minimal impact on not only carbon emissions, but the space itself. From tire tread, fuel cells, sound, and even discordant visuals, we apply engineering and artistry to every element of our product mix. The AYRO Vanish is the first in this new product roadmap. For more information, visit www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Vanish. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; AYRO’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its common stock; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, chipsets and displays, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with evolving environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

CORE IR

investors@ayro.com

516-222-2560

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended March 31, 2023 and 2022 and for the six months ended June 30, 2023 and 2022, respectively:

AYRO, INC. AND SUBSIDIARIES

EBITDA RECONCILIATION TABLE

(UNAUDITED)

	Three Months Ended
	June 30,
	2023	2022
Net Loss	$(6,003,233)	$(5,974,448)
Depreciation and Amortization	258,546	136,366
Stock-based compensation expense	242,128	303,553
NCM Write-Down	-	1,938,386
Adjusted EBITDA	$(5,502,559)	$(3,596,143)

	Six Months Ended
	June 30,
	2023	2022
Net Loss	$(11,479,002)	$(10,553,108)
Depreciation and Amortization	452,848	257,791
Stock-based compensation expense	508,869	591,663
NCM Write-Down	-	1,938,386
Adjusted EBITDA	$(10,517,285)	$(7,765,268)

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$13,569,265	$39,096,562
Marketable securities	19,464,015	9,848,804
Accounts receivable, net	104,155	510,071
Inventory	3,049,972	970,381
Prepaid expenses and other current assets	3,269,831	1,478,845
Total current assets	39,457,238	51,904,663

Property and equipment, net	3,201,260	2,192,337
Operating lease – right-of-use asset	750,877	819,401
Deposits and other assets	84,595	73,683
Total assets	$43,493,970	$54,990,084

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	716,236	1,107,215
Accrued expenses	910,114	964,937
Current portion lease obligation – operating lease	178,013	165,767
Total current liabilities	1,804,363	2,237,919
Lease obligation – operating lease, net of current portion	601,349	693,776
Total liabilities	2,405,712	2,931,695

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of June 30, 2023 and December 31, 2022, respectively)	-	-
Convertible Preferred Stock Series H-3, ($0.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of June 30, 2023 and December 31, 2022, respectively)	-	-
Convertible Preferred Stock Series H-6, ($0.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of June 30, 2023 and December 31, 2022, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 37,536,101 and 37,241,642 as of June 30, 2023 and December 31, 2022, respectively)	3,753	3,724
Additional paid-in capital	133,733,091	133,224,249
Accumulated deficit	(92,648,586)	(81,169,584)
Total stockholders’ equity	41,088,258	52,058,389
Total liabilities and stockholders’ equity	$43,493,970	$54,990,084

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$139,544	$981,560	$252,628	$2,008,405
Cost of goods sold	332,027	2,827,512	551,820	4,004,657
Gross loss	(192,483)	(1,845,952)	(299,192)	(1,996,252)

Operating expenses:
Research and development	2,405,398	1,046,797	4,535,388	1,912,204
Sales and marketing	420,861	337,226	1,138,953	1,182,042
General and administrative	3,247,731	2,741,700	6,091,047	5,446,627
Total operating expenses	6,073,990	4,125,723	11,765,388	8,540,873

Loss from operations	(6,266,473)	(5,971,675)	(12,064,580)	(10,537,125)

Other income (expense):
Other income (expense), net	(9,166)	10,706	52,532	19,597
Interest income	117,278	-	261,638	-
Unrealized gain (loss) on marketable securities	146,935	(13,479)	198,215	(35,580)
Realized gain on marketable securities	8,193		73,193
Other income (expense), net	263,240	(2,773)	585,578	(15,983)

Net loss	$(6,003,233)	$(5,974,448)	$(11,479,002)	$(10,553,108)

Net loss per share, basic and diluted	$(0.16)	$(0.16)	$(0.31)	$(0.29)

Basic and diluted weighted average Common Stock outstanding	37,476,845	36,982,436	37,398,555	36,945,240

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,479,002)	$(10,553,108)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	452,848	257,791
Loss on disposal of fixed asset	11,666	-
Stock-based compensation	508,869	591,663
Amortization of right-of-use asset	81,524	118,092
Bad debt expense	292,010	2,069
Unrealized (gain) loss on marketable securities	(198,215)	35,580
Realized (gain) on marketable securities	(73,193)	-
Impairment of inventory and prepaid	-	1,938,386
Change in operating assets and liabilities:
Accounts receivable	113,906	(955,609)
Inventory	(2,079,590)	325,282
Prepaid expenses and other current assets	(1,790,987)	(785,762)
Accounts payable	(405,979)	164,809
Accrued expenses	(234,155)	(838,304)
Lease obligations - operating leases	(93,181)	(132,403)
Net cash used in operating activities	(14,893,479)	(9,831,514)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,271,311)	(414,197)
Purchase of marketable securities, net	(9,343,804)	(18,006,486)
Purchase of intangible assets	(18,703)	(17,500)
Net cash used in investing activities	(10,633,818)	(18,438,183)

Net change in cash	(25,527,297)	(28,269,697)

Cash, beginning of period	39,096,562	69,160,466

Cash, end of period	$13,569,265	$40,890,769

Supplemental disclosure of cash and non-cash transactions:
Accrued Fixed Assets	$194,335	$-
Restricted Stock issued, previously accrued	$-	$329,381
Supplemental cash amounts arising from obtaining right of use assets	$548,158	$-